                                                                    EXHIBIT 11.1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2003, 2002, and 2001
              (In Thousands of Euros, Except for Per Share Amounts)



                                    BASIC EPS

                                 2003              2002             2001
                            -------------    -------------    -------------
Net loss per
   financial statements     E    (2,786)     E    (3,622)     E    (1,848)
                            =============    =============    =============

Weighted average
   shares outstanding         51,285,044       50,045,658       42,459,784

     Basic earnings (loss)
        per share           E      (.05)     E      (.07)     E      (.37)
                            =============    =============    =============



                                   DILUTED EPS

                                 2003             2002             2001
                            -------------    -------------    -------------

Net loss per
   financial statements     E    (2,786)     E    (3,622)     E    (1,848)
                            =============    =============    =============

Weighted average
   shares outstanding         51,285,044       50,045,658       42,459,784

     Diluted earnings (loss)
        per share*   E      E      (.05)     E      (.07)     E      (.04)
                            =============    =============    =============



* - Anti-dilutive